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                                                                     Exhibit 8.2




                                                     May 30, 2002


Advanced Semiconductor Engineering, Inc.
26 Chin Third Road
Nantze Export Processing Zone
Nantze, Kaohsiung, Taiwan
Republic of China

Ladies and Gentlemen:


                  RE: ADVANCED SEMICONDUCTOR ENGINEERING, INC.

         We are acting as United States counsel to Advanced Semiconductor Engineering, Inc. (the "Company") in connection with the Registration Statement on Form F-3 (the "Registration Statement") filed with the United States Securities and Exchange Commission by the Company for the purpose of registering under the United States Securities Act of 1933, as amended, 36,757,600 of the Company's American Depositary Shares representing 183,788,000 of the Company's common shares of NT$10 par value each. We have examined such matters of fact and law as we have deemed necessary or advisable for the purpose of this opinion.

         Based on the foregoing, we are of the opinion that the statements in the prospectus under the caption "Taxation - United States Federal Income Taxation", insofar as such statements constitute summaries of the legal matters, documents or proceedings under the laws of the United States, fairly summarize the matters referred to therein.

         We are members of the Bar of the State of New York, and we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the Federal laws of the United States. In expressing our opinion herein, we have relied as to all matters of Republic of China law upon the opinion of Lee and Li, Republic of China counsel to the Company, which has been filed as an exhibit to the Registration Statement. Our opinion is, insofar as such laws are


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Advanced Semiconductor Engineering, Inc.                            May 30, 2002


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concerned, subject to the assumptions, qualifications and exceptions contained in such opinions of Lee and Li.

         We hereby consent to the use of our name under the captions "Taxation" and "Validity of Securities" in the prospectus included in the Registration Statement and to the filing, as an exhibit to the Registration Statement, of this opinion.

         In giving such consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the United States Securities Act of 1933, as amended.

                                        Very truly yours,

                                        /s/ Davis Polk & Wardwell